Exhibit 10(i)


                      CONSUMAT ENVIRONMENTAL SYSTEMS, INC.

                        PETER T. SOCHA STOCK OPTION PLAN

         1. Purpose. The purpose of this Consumat Environmental Systems, Inc. Peter T. Socha Stock Option Plan (the "Plan") is to provide incentive to Peter T. Socha to improve the long term stability and financial success of Consumat Environmental Systems, Inc., (the "Company"). The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of an Option granted to such Participant.

                  (c) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option.

                  (d) "Affiliate" means any "parent" or "subsidiary" corporation (within the meaning of Code Section 424) of the Company.

                  (e) "Board" means the board of directors of the Company.

                  (f) "Change of Control" means:

                           (i) The acquisition, other than from the Company, by
                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                           (ii) Individuals who, as of the date hereof,
                  constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

                           (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" means the committee appointed by the Board as described under Section 16.

                  (i) "Company" means Consumat Environmental Systems, Inc., a Virginia corporation.

                  (j) "Company Stock" means Common Stock, $1.00 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (k) "Date of Grant" means the date on which an Option is granted by the Committee.

                  (l) "Disability" or "Disabled" means a Disability within the meaning of Code Section 22(e)(3).

                  (m) "Fair Market Value" means, on any given date, the value of a share of Company Stock based upon the average of the highest and lowest reported sales prices per share of the Company Stock on such day on the NASDAQ Bulletin Board (or, if there have been no transactions, the bid price).

                  (o) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment, under Code Section 422.

                  (p) "Insider" means a person subject to Section 16(b) of the Act.

                  (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code Section 422, or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (r) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan and set forth in an Agreement.

                  (s) "Participant" means any employee who receives an Option under the Plan.

                  (t) "Plan" means the Consumat Environmental Systems, Inc. Peter T. Socha Stock Option Plan.

                  (u) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (v) "10% Shareholder" means an individual who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliate. Indirect ownership of stock shall be determined in accordance with Code
         Section 424(d).

                  (w) "Tax Offset Right" means a right to receive amounts in cash from the Company as described in Section 9 of the Plan.

                  (x) "Window Period" means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.

         3. General. The sole type of incentive awards that may be granted under the Plan are Incentive Stock Options and Nonstatutory Stock Options.

         4. Stock. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an award under the Plan. For purposes of determining the number of shares that are available for award as Options under the Plan, such number shall, to the extent permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

         5. Eligibility.

         (a) Peter T. Socha is the sole employee of the Company who is eligible to participate in the Plan. Mr. Socha will become a Participant only if the Committee, in its sole discretion, selects him to receive an Option. The Committee has the sole discretion to determine for Mr. Socha the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Option. Any Option granted under this Plan shall be evidenced by an Agreement which shall be subject to the applicable provisions of this Plan and to other such provisions as the Committee may impose.

         (b) The grant of an Option shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         6. Stock Options.

         (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become an Agreement.

         (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

         (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                  (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company and all Affiliates for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

                  (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or an Affiliate at the time of the exercise and has been employed by the Company or an Affiliate of the Company at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of his Disability or death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant's death by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

                  (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted after 1986 under the Plan and all other plans of the Company and any Affiliate shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

         (e) Notwithstanding the foregoing, no Option shall be exercisable within the first six months after it is granted; provided that, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period.

         (f) The Committee may, in its sole discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the Agreement.

         7. Method of Exercise of Options.

         (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver, or cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

         (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

         (c) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Agreement so provides, the Participant may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election. If the Participant is an Insider, the following provisions apply to elections to satisfy Applicable Withholding Taxes, to the extent required by Rule 16b-3:

                  (i) The Participant's election to have the Company retain from the shares of Company Stock to be issued upon exercise of an Option the number of shares of Company Stock that would satisfy Applicable Withholding Taxes must be made at least six months after the Option was granted, and either:

                           (x)  during a Window Period; or

                           (y) at least six months before the amount of Applicable Withholding Taxes is calculated.

                           (ii) The Participant's election must be irrevocable.

                           (iii) Notwithstanding any of the foregoing provisions, the manner and timing of elections may be varied from those provided, and elections previously made as irrevocable may be revoked, if such variance or revocation is permissible under Rule 16b-3.

         (d) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

         8. Nontransferability of Options. Options by their terms, shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) ("QDRO") and shall be exercisable, during the Participant's lifetime, only by the Participant or, if permitted by Rule 16b-3, an alternative payee under a QDRO, or by his guardian, duly authorized attorney-in-fact or other legal representative.

         9.  Tax Offset Rights.

         (a) Whenever the Committee deems it appropriate, Tax Offset Rights may be granted in connection with Nonstatutory Stock Options. Tax Offset Rights shall be evidenced in writing as part of the Agreement to which they pertain.

         (b) Tax Offset Rights shall entitle the Participant, upon exercise of all or any part of Nonstatutory Stock Option to receive in cash from the Company an amount equal to or approximating the Applicable Withholding Taxes.

         (c) A Participant may exercise a Tax Offset Right by giving the Committee written notice of exercise simultaneously with the exercise of a Nonstatutory Stock Option. To the extent exercised, the Tax Offset Right shall lapse.

         (d) The Committee may limit the amount the Participant will be entitled to receive in connection with a Tax Offset Right and may include any provisions in a Tax Offset Right that the Committee deems appropriate to ensure that the Tax Offset Right will not be characterized as an "equity security" or "derivative security" for purposes of Section 16 of the Act and the rules and regulations thereunder.

         10. Effective Date of the Plan. This Plan shall be effective on January 14, 1997, and shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable State securities laws have been met, no Option shall be exercisable.

         11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on January 13, 2007. No Option awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Option awards granted under the Plan (except pursuant to Section 12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, or unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Option awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option previously granted to him.

         12. Change in Capital Structure.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

         (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Options as the Committee deems appropriate.

         (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         13. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Option the Committee deems appropriate to achieve the objectives of the Option and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                  (a) The Committee shall have the power and sole and complete discretion to determine (i) which eligible employees shall receive Option and the nature of each Option, (ii) the number of shares of Company Stock to be covered by each Option, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Tax Offset Rights shall be granted and the terms thereof, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Option shall be granted, (vii) whether an Option shall become vested over a period of time or upon the attainment of financial performance goals, or a combination thereof, (viii) when Options may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xii) whether to approve a Participant's election (A) to deliver shares of already owned Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and
         (xiv) any additional requirements relating to Options that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Options so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of
         Section 16(b) of the Act, (i) no member of the Committee shall be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or Affiliate, and (ii) no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been granted or awarded equity securities pursuant to such a plan; provided, however, that the foregoing prohibitions on Committee membership shall be subject to the exception set forth in clauses (A) through (D) of Rule 16b-3(c)(2)(i) and (ii)).

         14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         15. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

         16. Effective Date.   This Plan shall be effective as of January 14,
1997.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 14th day of January, 1997.

                                          CONSUMAT ENVIRONMENTAL SYSTEMS, INC.

                                          By: /S/ ROBERT L.MASSEY
                                              -------------------
                                                 President, and
                                                      Chief Executive Officer